DERIVED INFORMATION 10/24/2005

[$881,550,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$891,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-9

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston. Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the certificate. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Deal Name:	HEAT 2005-9

Instructions: Please also provide info on conforming and non-conforming pool  (cells have already been formatted in column B, C, D, E)

	aggregate pool	group: ___1___	group: _____2_
gross WAC (%)	7.17%	7.17%	7.17%

wtd avg FICO	631	628	632
FICO < 600 (%)	27.1%	26.4%	27.5%
FICO 600-650 (%)	37.8%	42.1%	35.6%

wtd avg CLTV (%)	87.2%	84.8%	88.5%
CLTV = 80 (%)	9.8%	11.2%	9.1%
CLTV > 80.01 (%)	65.5%	58.4%	69.2%
LTV 95.01 -100 (%)	3.2%	3.5%	3.1%
Full Doc (%)	56.4%	58.1%	55.5%
Stated Doc (%)	29.3%	31.5%	28.1%

purch (%)	46.5%	34.4%	52.7%
CO refi (%)	50.8%	60.9%	45.7%
Own Occ (%)	93.1%	91.0%	94.1%
Prepay Penalty (%)	82.5%	82.4%	82.5%
wtd avg DTI (%)	41.3%	41.3%	41.4%
ARM ? (%)	90.9%	91.3%	90.7%
2/28 (%)	82.3%	82.6%	82.1%
3/27 (%)	6.6%	6.6%	6.6%
1st Lien (%)	98.0%	98.0%	98.0%
Avg Loan Balance	194,544	160,499	218,330
# of Loans	4,617	1,899	2,718
Loan Bal < $100k (%)	7.8%	10.1%	6.7%
Mtg Rates > 12% (%)	0.2%	0.2%	0.2%
Manuf Housing (%)	0.0%	0.0%	0.0%

(%) & largest state code	37.9%	31.9%	41.0%
silent 2nd (%)	40.8%	31.4%	45.7%
IO loans (%)	36.7%	33.2%	38.4%
5yr IO (%)	0.8%	1.2%	0.5%
2 yr IO (%)	32.5%	29.2%	34.2%
IO: FICO	652	644	656
IO LTV (%)	79.5%	77.9%	80.2%
IO DTI (%)	41.5%	41.2%	41.6%
IO full doc (%)	19.8%	21.8%	18.7%
IO: purch (%)	20.3%	10.6%	25.3%

Loan Type	Fixed Period	IO Term	Avg Balance	wa Rate	% Pool
2Y ARM - Non IO	24	0	195,860	7.34	49.7
2Y ARM - IO	24	65	281,183	6.67	32.6
3Y ARM - Non IO	36	0	151,213	7.76	3.3
3Y ARM - IO	36	58	262,805	6.72	3.4
FXD 30Y - IO	0	76	302,920	7.06	0.5
FXD 30Y - Non IO	0	0	99,980	7.64	7.2
OTHER FXD	0	0	49,919	10.06	1.4
OTHER ARM	43	9	258,166	6.90	2.0
Total:			194,544	7.17	100.0